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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-39387) and Form S-8 (File Nos. 333-3806, 333-27499,
33-90728, 33-76542, and 33-90366) pertaining to the 1993 Stock Option Plan, 1994
Employee Stock Purchase Plan, 1992 EPRO Stock Option Plan, and the EPRO Incentive Stock Option Plan of Credence Systems Corporation of our report dated November 26, 1997, with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in the Annual Report (Form 10-
K) for the year ended October 31, 1997.

                                         /s/  ERNST & YOUNG LLP



San Jose, California
January 26, 1998